Exhibit 10.1

THE DUN & BRADSTREET CORPORATION

COVERED EMPLOYEE INCENTIVE PLAN

1. PURPOSE OF THE PLAN

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain management employees of the Company and its Affiliates, thereby motivating such employees to attain performance goals articulated under the Plan.

2. DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c) Award: A periodic bonus award granted pursuant to the Plan, which may be satisfied in cash or equity as determined at the time of the Award. If the Award is satisfied in equity, such Award will be subject to the terms and conditions of The Dun & Bradstreet Corporation 2009 Stock Incentive Plan or successor plan (the “SIP”), including the maximum number of Shares of the Company’s Common Stock that may be issued under the SIP.

(d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board: The Board of Directors of the Company.

(f) Change in Control: The occurrence of any of the following events:

(i)	any “Person” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)

the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(i) Common Stock: The common stock of the Company, par value $0.01 per share, or another class of share or other securities that may be applicable in accordance with Section 13 of the SIP.

(j) Company: The Dun & Bradstreet Corporation.

(k) Covered Employee: An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

(l) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

(m) Participant: A Covered Employee of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(n) Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

(o) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

(p) Plan: The Dun & Bradstreet Corporation Covered Employee Incentive Plan.

(q) Shares: Shares of Common Stock, par value $0.01 per Share, or as may be adjusted pursuant to Section 13(b) of the SIP.

(r) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. ADMINISTRATION

The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4. ELIGIBILITY AND PARTICIPATION

The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5. AWARDS

(a) Performance Goals. Each of a Participant’s Awards shall be conditioned on the attainment of performance goals that are approved by the Committee for a Performance Period and established in writing by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period. The Committee shall adopt or confirm a written definition of each performance goal used in an Award at the time the Committee establishes such performance goal. If more than one performance goal is specified by the Committee for an Award, the Committee shall also specify in writing whether one, all or some other number of such goals must be attained in order for payment to be made to the Participant with respect to the Award. The performance goals, which must be objective, shall be based upon one or more or the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure, debt to capital ratio or capital expenditures; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xi) operating profit; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow, including operating cash flow, free cash flow or cash flow per share; (xviii) working capital; (xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xx) return on assets; (xxi) economic value added; (xxii) price to earnings growth ratio; and (xxiii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies of indices, or any combination thereof, all as the Committee shall determine and specify in writing. In addition to any adjustments provided by the Award, in determining attainment of the performance goals for an Award, the Committee shall exclude unusual items whose exclusion has the effect of increasing performance if such items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations in this regard to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto. The maximum amount payable under all Awards granted with respect to a fiscal year for any participant of the Company shall be 2% of the Company’s income from continuing operations before provision for income taxes and equity in net income of affiliates, adjusted to exclude non-core gains and charges.

(b) Payment. The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, but in no event later than the fifteenth day of the third month that begins after the end of the month that contains the last day of the Performance Period.

(c) Compliance with Section 162(m) of the Code. The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards. Subject to the preceding sentence, in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required. In addition, if any provision of the Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect.

(d) Termination of Employment. If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant’s award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period, but only to the extent it would have become earned and payable, in accordance with the preceding provisions of this Section 5, had the Participant’s employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6. AMENDMENTS OR TERMINATION

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would diminish any of the rights under any Award theretofore granted to a Participant under the Plan without such Participant’s consent; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board or the Committee may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7. NO RIGHT TO EMPLOYMENT

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8. NON-TRANSFERABILITY OF AWARDS

An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9. REDUCTION OF AWARDS

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10. ADJUSTMENTS UPON CERTAIN EVENTS

(a) Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any similar transaction to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

(b) Change in Control. In the event that (i) a Participant’s employment is actually or constructively terminated during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then such Participant shall receive, promptly after the date of such termination, an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%.

11. MISCELLANEOUS PROVISIONS

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case payment shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

12. CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

13. EFFECTIVENESS OF THE PLAN

The re-approved Plan, as amended shall be effective as of May 3, 2011.